SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY REGISTRANT [X]              FILED BY A PARTY OTHER THAN REGISTRANT [ ]


Check the appropriate box:
[X]   Preliminary Proxy Statement
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      The Diversified Investors Variable Funds - Equity Growth Subaccount
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No Fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:



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                       AUSA LIFE INSURANCE COMPANY, INC.
                             4 Manhattanville Road
                            Purchase, New York 10577

April __, 1998

Dear Contract Holder:

On May 15, 1998 at 9:00 a.m. (Eastern time) we will hold a special meeting of contact holders of Group Variable Annuity Contracts issued by AUSA Life Insurance Company, Inc. ("AUSA") with unit interests in the Diversified Investors Variable Funds Equity Growth Subaccount (the "Subaccount") of The Diversified Investors Variable Funds to vote on important proposals relating to the Subaccount.

VOTING ONLY TAKES A FEW MINUTES - PLEASE RESPOND PROMPTLY.

As a contract holder, you cast one vote for each $100 of dollar value of units that you own. By separate mailing you will obtain instructions from affected contract participants on how to vote your units.

Please take a few moments to read the enclosed materials and then cast your vote on the enclosed proxy card in accordance with instructions received from your contract participant. Items 1 and 2 have been carefully considered by AUSA which is responsible for protecting your interests as a contact holder. AUSA believes that the proposals are fair and reasonable and recommends that contract holders and their participants vote in favor of the proposals.

The proposals you will vote on for the Subaccount are summarized below. Complete information is contained in the enclosed Proxy Statement.

      ITEM 1.   (a)  To instruct AUSA to vote with respect to the approval of a new Investment Subadvisory Agreement between Diversified Investment Advisors, Inc. and Montag & Caldwell, Inc.

                (b) To instruct AUSA to vote with respect to the approval of a new Investment Subadvisory Agreement between Diversified Investment Advisors, Inc. and Dresdner RCM Global Investors, LLC.

      ITEM 2. To instruct AUSA to vote with respect to authorizing the Board of Trustees of Diversified Investors Portfolios to select and change investment subadvisers and enter into investment

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                subadvisory agreements without obtaining the approval of
                Contract Holders and their Participants.

      ITEM 3. To transact such other business as may properly come before the Special Meeting of Contract Holders and any adjournments thereof.

After you have voted on Items 1 and 2, please be sure to SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This is your opportunity to voice your opinion on matters affecting the Subaccount. Your participation is extremely important, no matter how many or how few units you own.

We appreciate your prompt response.  Thank you.

Sincerely,

Robert F. Colby
Vice President and Assistant Secretary


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                       AUSA LIFE INSURANCE COMPANY, INC.
                             4 Manhattanville Road
                            Purchase, New York 10577


                          NOTICE OF A SPECIAL MEETING
                              OF CONTRACT HOLDERS

                           To be held on May 15, 1998

Dear Participant:

Certain contributions made on your behalf to AUSA Life Insurance Company, Inc. ("AUSA") with respect to the Group Variable Annuity Contract (the "Contract") issued by AUSA to the holder of the Contract (the "Contract Holder") have been allocated at your direction to the Diversified Investors Variable Funds Equity Growth Subaccount (the "Subaccount"), a subaccount of The Diversified Investors Variable Funds, a separate account of AUSA. All of the investable assets of the Subaccount are invested in Equity Growth Portfolio (the "Portfolio"), a series of Diversified Investors Portfolios (the "Trust"), which is a registered investment company.

The Portfolio has called a meeting of its investors, including the Subaccount, to vote on certain matters. AUSA, as the legal owner of all of the assets of the Subaccount, will vote on such matters in accordance with the instructions received from contract owners of the Group Variable Annuity Contracts with unit interests in the Subaccount, including the Contract Holder.

As a participant of record at the close of business on April 1, 1998 (the "Record Date"), you are entitled to instruct the Contract Holder as to how it should vote on certain proposals to be considered at a Special Meeting of Contract Holders described in the enclosed Notice of Special Meeting and at any adjournments thereof (the "Meeting"). The enclosed Proxy Statement and Notice of Special Meeting with accompanying form of proxy are being mailed to you and other participants by the Contract Holder on or about April ___, 1998.

The Meeting will be held at the offices of AUSA at 4 Manhattanville Road, Purchase, New York 10577, on May 15, 1998 at 9:00 a.m. Eastern Time. You are entitled to provide the Contract Holder with voting instructions for the following proposal to be voted upon:

      ITEM 1.   (a)  To instruct AUSA to vote with respect to the approval of a new Investment Subadvisory Agreement between Diversified Investment Advisors, Inc. and Montag & Caldwell, Inc.


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                (b)  To instruct AUSA to vote with respect to the approval of a new Investment Subadvisory Agreement between Diversified Investment Advisors, Inc. and Dresdner RCM Global Investors, LLC.

      ITEM 2. To instruct AUSA to vote with respect to authorizing the Board of Trustees of the Trust to select and change investment subadvisers and enter into investment subadvisory agreements without obtaining the approval of Contract Holders and their Participants.

      ITEM 3. To transact such other business as may properly come before the Special Meeting of Contract Holders and any adjournments thereof.

The proposals to be considered at the Meeting are discussed in the enclosed Proxy Statement. You are urged to read the enclosed Proxy Statement prior to completing your ballot instructing the Contract Holder how to vote.

To instruct the Contract Holder as to how to vote your interests in the Contract allocated to the Subaccount, you are asked to promptly mark your voting instructions on the enclosed ballot, then sign, date and mail it in the accompanying envelope.

IF A BALLOT IS NOT MARKED TO INDICATE VOTING INSTRUCTIONS BUT IS SIGNED, DATED AND RETURNED IT WILL BE TREATED AS AN INSTRUCTION TO VOTE THE INTERESTS REPRESENTED THEREBY FOR THE PROPOSALS.

THE UNIT INTERESTS FOR WHICH THE CONTRACT HOLDER RECEIVES NO VOTING INSTRUCTIONS FROM PARTICIPANTS WILL BE VOTED BY THE CONTRACT HOLDER IN THE SAME PROPORTION AS UNIT INTERESTS FOR WHICH THE CONTRACT HOLDER DOES, IN FACT, RECEIVE VOTING INSTRUCTIONS.

AUSA is not aware of any matters, other than the specified proposals, to be acted upon at the Meeting. If any other matters come before the Meeting, the Contract Holder will vote upon such matters in its discretion. The Contract Holder reserves the right to vote for the adjournment of the Meeting for the purpose of further solicitation of voting instructions.

At any time prior to the vote by the Contract Holder of the interests in the Subaccount, you may revoke your voting instructions by written notice to the Assistant Secretary of AUSA at 4 Manhattanville Road, Purchase, New York 10577.


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In addition to solicitation by mail, ballots may be solicited by the Board of
Directors, officers and employees of the Contract Holder without compensation therefor.

Very truly yours,

AUSA LIFE INSURANCE CO., INC.


By:    Robert F. Colby
Title: Vice President and Assistant Secretary

April ___, 1998


YOUR VOTE IS IMPORTANT. WE WOULD APPRECIATE YOUR PROMPTLY VOTING, SIGNING AND RETURNING THE ENCLOSED BALLOT, WHICH WILL HELP AVOID THE ADDITIONAL EXPENSES OF A SECOND SOLICITATION. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND IS PROVIDED FOR YOUR CONVENIENCE.



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                    THE DIVERSIFIED INVESTORS VARIABLE FUNDS
            a separate account of AUSA Life Insurance Company, Inc.
                             4 Manhattanville Road
                            Purchase, New York 10577
                           Telephone: (914) 697-8000

                 NOTICE OF SPECIAL MEETING OF CONTRACT HOLDERS

                            To be held May 15, 1998


A Special Meeting of Contract Holders of Group Variable Annuity Contracts issued by AUSA Life Insurance Company, Inc. ("AUSA"), with unit interests in the DIVERSIFIED INVESTORS VARIABLE EQUITY GROWTH SUBACCOUNT (the "Subaccount") of THE DIVERSIFIED INVESTORS VARIABLE FUNDS, a unit investment trust registered with the Securities and Exchange Commission, will be held at the offices of AUSA, 4 Manhattanville Road, Purchase, New York 10577, on May 15, 1998 at 9:00 a.m., Eastern time, for the following purposes:

      ITEM 1.   (a)  To instruct AUSA to vote with respect to the approval of a new Investment Subadvisory Agreement between Diversified Investment Advisors, Inc. and Montag & Caldwell, Inc.

                (b) To instruct AUSA to vote with respect to the approval of a new Investment Subadvisory Agreement between Diversified Investment Advisors, Inc. and Dresdner RCM Global Investors, LLC.

      ITEM 2. To instruct AUSA to vote with respect to authorizing the Board of Trustees of Diversified Investors Portfolios to select and change investment subadvisers and enter into investment subadvisory agreements without obtaining the approval of contract holders and their participants.

      ITEM 3. To transact such other business as may properly come before the Special Meeting of Contract Holders and any adjournments thereof.

THE BOARD OF DIRECTORS OF AUSA RECOMMENDS THAT YOU VOTE IN FAVOR OF ITEMS 1 AND
2.


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Only contract holders of record on April 1, 1998 will be entitled to vote at the Special Meeting of Contract Holders and at any adjournments thereof.

                                    Robert F. Colby,
                                    Vice President and
                                    Assistant Secretary

April __, 1998



YOUR VOTE IS IMPORTANT. WE WOULD APPRECIATE YOU PROMPTLY VOTING, SIGNING AND RETURNING THE ENCLOSED PROXY, WHICH WILL HELP AVOID THE ADDITIONAL EXPENSES OF A SECOND SOLICITATION. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND IS PROVIDED FOR YOUR CONVENIENCE.

                      DIVERSIFIED INVESTORS VARIABLE FUNDS
                            EQUITY GROWTH SUBACCOUNT
                                       OF
                    THE DIVERSIFIED INVESTORS VARIABLE FUNDS
            a separate account of AUSA Life Insurance Company, Inc.
                             4 Manhattanville Road
                            Purchase, New York 10577
                           Telephone: (914) 697-8000

                                PROXY STATEMENT

This Proxy Statement and Notice of Special Meeting with accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of AUSA Life Insurance Company, Inc. ("AUSA"), on behalf of The Diversified Investors Variable Funds (the "Diversified Account"), a separate account of AUSA, for use at a special meeting of contract holders (the "Contract Holders") of Group Variable Annuity Contracts (the "Contracts") issued by AUSA with unit interests ("Units") in the Diversified Investors Variable Funds Equity Growth Subaccount (the "Subaccount"), or any adjournment thereof, to be held at the offices of AUSA, 4 Manhattanville Road, Purchase, New York 10577, on May 15, 1998, 9:00 a.m., Eastern time (the "Meeting"). The Meeting is being held for the purposes set forth in the accompanying Notice of Special Meeting. These materials are being mailed by the Board of Directors of AUSA on or about April __, 1998.

The Subaccount is one of fifteen subaccounts of the Diversified Account, which is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940, as amended (the "1940 Act"). The Diversified Account was established by AUSA as a separate account under New York Insurance Law on November 30, 1993. The Subaccount was established on the same date. The mailing address of AUSA is 4 Manhattanville Road, Purchase, New York 10577. All of the investable assets of the Subaccount are invested in Equity Growth Portfolio (the "Portfolio"), a series of Diversified Investors Portfolios (the "Trust"), which is registered with the Securities and Exchange Commission as an investment company under the 1940 Act.

The annual report for the Subaccount for the period ended December 31, 1997, including audited financial statements, has previously been sent to Contract Holders and is available upon request without charge by contacting Catharine A. Mohr, AUSA Life Insurance Company, Inc., 4 Manhattanville Road, Purchase, New York 10577 or by calling AUSA toll-free at (800) 926-0044.

MANNER OF VOTING PROXIES AND VOTE REQUIRED

The Subaccount is the holder of a beneficial interest in the Portfolio. AUSA, as legal owner of all the assets of the Subaccount, has been asked to vote on

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certain matters with respect to the Portfolio because the Portfolio has called a meeting of its investors to vote on such matters. AUSA will vote on such matters in accordance with the instructions received from Contract Holders. Each employee participating on the Record Date under a Contract issued to or adopted by a Contract Holder (a "Participant") shall have the right to give written instructions to the applicable Contract Holder with respect to the interest in the Portfolio attributable to his or her portion of the Units held in the Subaccount. Each Contract Holder shall provide voting instructions to AUSA with respect to its Units in accordance with the instructions received from its Participants.

If the accompanying form of proxy is executed properly and returned, the Units represented by it will be voted at the Meeting in accordance with the instructions on the proxy. If no instructions are specified, Units will be voted for proposed Items 1 and 2. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked prior to its exercise by a signed writing delivered at the Meeting or filed with the Assistant Secretary of AUSA.

If sufficient votes to approve the proposed Items 1 and 2 are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those Units voted at the Meeting. When voting on a proposed adjournment, the persons named as proxies will vote all Units that they are entitled to vote with respect to each Item for the proposed adjournment, unless directed to disapprove the Item, in which case such Units will be voted against the proposed adjournment.

The presence in person or by proxy of the holders of a majority of the Units of the Subaccount is required to constitute a quorum at the Meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions will be treated as Units that are present but which have not been voted. For this reason, abstentions will have the effect of a "no" vote for purposes of obtaining the requisite approval of the proposals. Because AUSA is the sole Contract Holder, a quorum will be present at the Meeting. AUSA, as sole Contract Holder, will vote its Units in accordance with instructions received from Participants, as described below.

The cost of soliciting proxies in the accompanying form, including the fees of a proxy soliciting agent, will be borne by Diversified Investment Advisors, Inc., the investment adviser of the Portfolio. This cost is not expected to exceed $_________. In addition to solicitation by mail, proxies may be solicited by the Board of Directors of AUSA, officers, and regular employees and agents of AUSA without compensation therefor. Diversified Investment Advisors, Inc. may reimburse Contract Holders and others for their expenses in forwarding proxy materials to Participants and soliciting them to provide instructions to the Contract Holders.

The close of business on April 1, 1998 has been fixed as the Record Date for the determination of (a) Contract Holders entitled to notice of and to vote at the Meeting, and (b) Participants entitled to give instructions to Contract Holders as to how to vote at the Meeting. Units with an aggregate dollar value of $ were outstanding as of the close of business on the Record Date. Contract Holders of record at the close of business on the Record Date will be entitled to one vote per $100 of dollar value of Units in the Subaccount, with fractional votes for amounts less than $100.

BACKGROUND

As disclosed in the Diversified Account's Prospectus, all of the investable assets of the Subaccount are invested in the Portfolio.

Diversified Investment Advisors, Inc., a Delaware corporation (the "Adviser"), 4 Manhattanville Road, Purchase, New York 10577, manages the assets of the Portfolio pursuant to an Investment Advisory Agreement dated as of January 3, 1994, as amended (the "Advisory Agreement"). The Advisory Agreement was most recently approved by the Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons," as defined in the 1940 Act, of any party to such agreement (the "Independent Trustees") on November 10, 1997. Subject to the terms of the Advisory Agreement, the Adviser is responsible for the management of the Portfolio, selects and employs, subject to the review and approval of the Board of Trustees of the Trust, one or more subadvisers to make the day-to-day investment selections for the Portfolio consistent with the guidelines and directions set by the Adviser and the Board of Trustees of the Trust, and reviews the subadvisers' continued performance. The Adviser may terminate the services of any subadviser at any time.

Prior to January 21, 1998, Chancellor LGT Asset Management, Inc. ("Chancellor LGT"), a corporation having its principal offices at 1166 Avenue of the Americas, New York, New York 10036, served as the investment subadviser of the Portfolio pursuant to an Investment Subadvisory Agreement between Chancellor LGT and the Adviser. The Chancellor LGT Subadvisory Agreement was approved by the Board of Trustees of the Trust, including a majority of the Independent Trustees, on November 12, 1996.

At a special meeting of the Board of Trustees of the Trust held on January 21, 1998, the Board considered, at the Adviser's recommendation, the termination of Chancellor LGT as the subadviser of the Portfolio. The Board reviewed Chancellor LGT's investment performance as subadviser, and discussed the recently announced proposed sale of Chancellor LGT and the recent departures of members of senior management and changes in key investment personnel. The Board also reviewed the Adviser's procedures for selecting a new subadviser and considered the Adviser's recommendation that two subadvisers be hired to replace Chancellor LGT. As discussed in Item 1 below under the heading "Evaluation by the Board of Trustees", the Board authorized the Adviser to terminate the Chancellor LGT Subadvisory Agreement and enter into new subadvisory agreements with Montag & Caldwell, Inc. ("Montag") and Dresdner RCM Global Investors, LLC ("RCM"). Accordingly, effective January 21, 1998, the Adviser terminated the Chancellor LGT Subadvisory Agreement and entered into Subadvisory Agreements with each of Montag and RCM.

In accordance with the requirements of the 1940 Act, both the Montag Subadvisory Agreement and the RCM Subadvisory Agreement must be approved by the holders of beneficial interests in the Portfolio. AUSA, as the legal owner of all the assets of the Subaccount, has been asked to vote on the approval of the Montag Subadvisory Agreement and the RCM Subadvisory Agreement in accordance with the instructions received from the Contract Holders at the Meeting.

      ITEM 1. (A) TO INSTRUCT AUSA TO VOTE WITH RESPECT TO THE APPROVAL OF A NEW INVESTMENT SUBADVISORY AGREEMENT BETWEEN DIVERSIFIED INVESTMENT ADVISORS, INC. AND MONTAG & CALDWELL, INC.

              (B) TO INSTRUCT AUSA TO VOTE WITH RESPECT TO THE APPROVAL OF A NEW INVESTMENT SUBADVISORY AGREEMENT BETWEEN DIVERSIFIED INVESTMENT ADVISORS, INC. AND DRESDNER RCM GLOBAL INVESTORS, LLC.

COMPARISON OF THE SUBADVISORY AGREEMENTS

The terms of the Montag Subadvisory Agreement and the RCM Subadvisory Agreement are identical to those of the Chancellor LGT Subadvisory Agreement, with the exception in each case of the identity of the service provider, the effective date and termination date and the compensation payable by the Adviser to the subadviser. A description of the investment advisory fees to be paid by the Adviser to Montag and to RCM is set forth below under the caption "Investment Advisory Fees." The Montag Subadvisory Agreement and the RCM Subadvisory Agreement each became effective on January 21, 1998 and, if approved by the vote of the holders of a "majority of the outstanding voting securities" (as such term is defined below) of the Portfolio, will continue in effect for a two-year period from January 21, 1998, and thereafter from year to year, subject to approval annually in accordance with the 1940 Act. Each Subadvisory Agreement may be terminated at any time without the payment of any penalty by the Board of Trustees of the Trust or by the vote of a "majority of the outstanding voting securities" of the Portfolio or by the Adviser. The Montag Subadvisory Agreement may also be terminated by Montag, and the RCM Subadvisory Agreement may also be terminated by RCM, in each case upon 90 days' advance written notice to the Adviser. Each Subadvisory Agreement will also terminate automatically in the event of its "assignment" (as defined in the 1940 Act).

Under the Montag Subadvisory Agreement and the RCM Subadvisory Agreement, as under the Chancellor LGT Subadvisory Agreement, Montag and RCM each will furnish continuing portfolio management services to the Portfolio with respect to the assets of the Portfolio allocated to it, subject always to the provisions of the 1940 Act and to the investment objectives, policies, procedures and restrictions imposed by the Portfolio's then current Registration Statement under the 1940 Act. Investment management decisions of each of Montag and RCM will be made by committee and not by managers individually. Montag and RCM will also provide the Adviser with such investment advice and reports and data as are requested by the Adviser.

Like the Chancellor LGT Subadvisory Agreement, the Montag Subadvisory Agreement and the RCM Subadvisory Agreement each provide that the subadviser shall be responsible only for managing the assets of the Portfolio in good faith and in accordance with investment guidelines, and shall have no responsibility whatsoever for, and shall incur no liability on account of, (i) diversification or selection of such investment guidelines, (ii) advice on, or management of, any other assets for the Adviser, (iii) filing of any tax or information returns or forms, withholding or paying any taxes, or seeking any exemption or refund, (iv) registration with any government or agency, or (v) administration of the plans and trusts investing through the Portfolio, and shall be indemnified by the Adviser for any loss in carrying out the terms and provisions of the agreement, including reasonable attorney's fees, indemnification to brokers and commission merchants, fines, taxes, penalties and interest. Each subadviser, however, shall be liable for any liability, damages, or expenses of the Adviser arising out of the negligence, malfeasance or violation of applicable law by it or any of its employees in providing management under its Subadvisory Agreement; and, in such cases, the indemnification by the Adviser referred to above shall be inapplicable.

Contract Holders and Participants should refer to Exhibit A attached hereto for the complete terms of the Montag Subadvisory Agreement and the RCM Subadvisory Agreement. The description of the Subadvisory Agreements set forth herein is qualified in its entirety by the provisions of the Subadvisory Agreements as set forth in such Exhibit.

INVESTMENT ADVISORY FEES

Under both the Montag Subadvisory Agreement and the RCM Subadvisory Agreement, the Adviser (not the Portfolio) pays the Subadviser for their services on the basis of the annual fee schedule set forth below:

                        Fee Schedule for Montag and RCM

  .50% of the aggregate net assets of the Portfolio allocated to Montag or RCM applied to the first $50 million dollars
  .25% of the aggregate net assets of the Portfolio allocated to Montag or RCM applied to the next $50 million dollars
  .20% of the aggregate net assets of the Portfolio allocated to Montag or RCM applied thereafter

The Montag Subadvisory Agreement and the RCM Subadvisory Agreement provides that if at any time during the term of the respective Subadvisory Agreement, Montag or RCM charges another of its clients a lower fee than that set forth above for the management of a similarly structured equity growth fund, then the Adviser will also be charged the lower rate by Montag or RCM, as the case may be. The Adviser will benefit from the lower rate from the first day that it is in effect for the other client.

Under each Subadvisory Agreement, as under the Chancellor LGT Subadvisory Agreement, aggregate net assets are equal to the total market value of the Portfolio. Fees are calculated by multiplying the arithmetic average of the beginning and ending monthly net assets in the Portfolio by the fee schedule and dividing by twelve. Fees are paid by the Adviser quarterly.

Under the Chancellor LGT Subadvisory Agreement, the Adviser (not the Portfolio) paid Chancellor LGT for its services on the basis of the annual fee schedule set forth below:

                          Chancellor LGT Fee Schedule

               .50% of the aggregate net assets of the Portfolio
                    applied to the first $50 million dollars
               .30% of the aggregate net assets of the Portfolio
                    applied to the next $75 million dollars
               .25% of the aggregate net assets of the Portfolio
                    applied to the next $75 million dollars
      .20% of the aggregate net assets of the Portfolio applied thereafter

Under the Chancellor LGT Subadvisory Agreement, aggregate net assets were equal to the total market value of the Portfolio. Fees were calculated monthly by multiplying the arithmetic average of the beginning and ending monthly net assets of the Portfolio by the fee schedule and dividing by twelve. Fees were paid by the Adviser quarterly.

Approval of the Montag Subadvisory Agreement and the RCM Subadvisory Agreement, by themselves, would have no effect upon the amount of advisory fees paid by the Portfolio to the Adviser. The Adviser, not the Portfolio, pays investment advisory fees to both Montag and RCM as subadvisers to the Portfolio.

Fees payable to Chancellor LGT for services provided pursuant to the Chancellor LGT Subadvisory Agreement for the period from January 1, 1997 to December 31, 1997 were $____________. Neither Chancellor LGT nor any affiliated person of Chancellor LGT, nor any affiliated person of any such affiliated person, received any other fees from the Adviser or from the Portfolio for services provided to the Portfolio during the fiscal year of the Portfolio ended December 31, 1997. There were no other material payments by the Adviser or the Portfolio to Chancellor LGT, any affiliated person of Chancellor LGT, or any affiliated person of any such affiliated person, during the fiscal year of the Portfolio ended December 31, 1997.

Fees that would have been payable to Montag for services provided pursuant to the Montag Subadvisory Agreement for the period from January 1, 1997 to December 31, 1997, had the Montag Subadvisory Agreement been in effect for such period and assuming that Montag managed 50% of the Portfolio's assets at all times during the period, are $__________. Fees that would have been payable to RCM for services provided pursuant to the RCM Subadvisory Agreement for the period from January 1, 1997 to December 31, 1997, had the RCM Subadvisory Agreement been in effect for such period and assuming that RCM managed 50% of the Portfolio's assets at all times during the period, are $__________. The aggregate of these fees represents a _________% decrease in the amount of fees payable to Chancellor LGT for such period under the Chancellor LGT Subadvisory Agreement.

As of December 31, 1997, the Portfolio had net assets of $____________.

For the Portfolio's fiscal year ended December 31, 1997, no commissions were paid to any broker (i) that is an affiliated person of the Portfolio, (ii) that is an affiliated person of any such person described in the foregoing clause
(i), or (iii) an affiliated person of which is an affiliated person of the Portfolio, the Adviser, Chancellor LGT, Montag, RCM or the administrator or distributor of the Portfolio.

INFORMATION REGARDING MONTAG

Montag is a Georgia corporation having an office at 1100 Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326. Montag is a wholly owned subsidiary of Alleghany Corporation, whose shares are traded on the New York Stock Exchange. The principal executive offices of Alleghany Corporation are located at 375 Park Avenue, New York, New York 10152. Alleghany Corporation is a holding company whose subsidiaries are engaged in businesses which include property and casualty reinsurance and insurance, industrial minerals, steel fastener importing and distribution and retail banking. Montag and its predecessors have been engaged in the business of providing investment counseling to individuals and institutions since 1945.

MANAGEMENT AND GOVERNANCE. Listed below are the names, positions and principal occupations of the members of the Board of Directors and the principal executive officer of Montag, as of January 1, 1998. The principal business address of each member of the Board of Directors and principal executive officer, as it relates to his duties at Montag, is the same as that of Montag, unless noted below.

NAME                   POSITION WITH            PRINCIPAL OCCUPATION
                       MONTAG
Solon P. Patterson     Chairman of the Board    Mr. Patterson is
                                                Chairman of Montag.
Ronald E. Canakaris    Director and Chief       Mr. Canakaris is the
                       Investment Office        President, Chief
                                                Executive Officer and
                                                Chief Investment Officer
                                                of Montag.
David F. Seng          Director                 Mr. Seng serves as
                                                Executive Vice President,
                                                Treasurer and
                                                Investment Counselor for
                                                Montag.

[**No officer or Trustee of the Trust currently is an officer or employee of Montag or a member of Montag's Board of Directors. No officer or Trustee of the Trust has any other material direct or indirect interest in Montag or any other person controlling, controlled by or under common control with Montag. Since January 1, 1997, none of the Trustees of the Trust has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which Montag, Alleghany Corporation, or any subsidiary of Montag or Alleghany Corporation was or is to be a party.**]

MANAGEMENT ACTIVITIES. Montag's total assets under management as of June 30, 1997 exceeded $12 billion.

Montag acts as investment manager for the portfolios of registered investment companies with investment objectives similar to the Portfolio's investment objective of providing a high level of capital appreciation and secondary objective of providing current income. The name of each such fund, together with information concerning the fund's net assets and the fees paid to Montag for its services are set forth in Exhibit B.

INFORMATION REGARDING RCM

RCM is a Delaware limited liability company that maintains its principal executive offices at Four Embarcadero Center, San Francisco, California 94111. RCM is a wholly owned subsidiary of Dresdner Bank, which owns 99% of RCM's equity interests directly and 1% of such interests through Dresdner Kleinwort Benson North America, Inc. ("Kleinwort Benson"), a wholly owned subsidiary of Dresdner Bank. Dresdner Bank is an international banking organization whose corporate headquarters are located at Jurgen-Ponto-Platz 1, 60301 Frankfurt am Main, Germany. The address of Kleinwort Benson is 75 Wall Street, New York, New York 10005.

RCM was organized on April 30, 1996 as a wholly owned subsidiary of Dresdner Bank to acquire the assets and business of RCM Capital Management, a limited partnership conducting investment management operations from offices in California. The acquisition was consummated on June 14, 1996. RCM is registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended.

MANAGEMENT AND GOVERNANCE. Pursuant to a management agreement among Dresdner Bank, Kleinwort Benson, RCM and RCM Limited L.P., a California limited partnership ("RCM Limited"), RCM Limited manages the day-to-day business and affairs of RCM, subject to the oversight of RCM's Board of Managers. The sole general partner of RCM Limited is RCM General Corporation, a California corporation ("RCM General"). As of January 1, 1998, RCM General has 24 shareholders and RCM Limited has 37 limited partners. The business and affairs of RCM General are managed by its board of directors. As of January 1, 1998, the directors of RCM General are William L. Price, Michael J. Apatoff, Eamonn
F. Dolan, John D. Leland, Jr., Jeffrey S. Rudsten, William S. Stack and Kenneth
B. Weeman, Jr. As of January 1, 1998, the only person who owns 10% or more of the outstanding voting securities of RCM General is Mr. Price, who owns approximately 10.1% of the Common Stock of RCM General.

Pursuant to a governance agreement among Dresdner Bank, RCM, RCM Limited and the limited partners of RCM Limited, RCM's Board of Managers consists of nine members, six of whom are designated by RCM Limited and three of whom are designated by Dresdner Bank. The governance agreement provides that RCM may not reorganize, change its line of business, sell or lease substantial assets, incur substantial indebtedness, encumber substantial assets, issue or sell debt or equity securities, or exceed certain budget and expense limits approved by the Board of Managers, among other actions, absent the consent of a supermajority of RCM's Board of Managers, including a member designated by Dresdner Bank. Certain extraordinary events, including marked declines in RCM's assets under management, RCM's poor asset management performance and the departure of certain limited partners of RCM Limited, will entitle Dresdner Bank to take any actions necessary to ensure that Dresdner Bank's designees constitute a majority of the Board of Managers.

Listed below are the names, positions and principal occupations of the members of the Board of Managers and the principal executive officer of RCM, as of January 1, 1998. The principal business address of each member of the Board of Managers and principal executive officer, as it relates to his duties at RCM, is the same as that of RCM, unless noted below.

NAME                       POSITION WITH     PRINCIPAL OCCUPATION
                                RCM
William L. Price (1)         Chairman of     Mr. Price is the Chief
                             the Board       Investment Officer and a
                                             Principal of RCM
Michael J. Apatoff (1)       Member          Mr. Apatoff is the Chief
                                             Operating Officer and a
                                             Principal of RCM
Eamonn F. Dolan (1)          Member          Mr. Dolan is a Principal of
                                             RCM
Jeffrey S. Rudsten (1)       Member          Mr. Rudsten is a Principal of
                                             RCM
William S. Stack (1)         Member          Mr. Stack is a Principal of
                                             RCM
Kenneth B. Weeman, Jr.       Member          Mr. Weeman is a Principal of
(1)                                          RCM
Gerhard Eberstadt (2)        Member          Mr. Eberstadt is the Senior
(3)                                          Chairman of Dresdner Bank
Joachim Madler (2)(3)        Member          Mr. Madler is a Member of the
                                             Board of Managing Directors
                                             of Dresdner Bank
George N. Fugelsong (3)(4)   Member          Mr. Fugelsong is the Senior
                                             General Manager of Dresdner
                                             Bank

--------------------------
(1) Each such person was designated as a member of the Board of Managers of RCM by RCM Limited.
(2) The principal business address of each such person is Dresdner Bank AG, Jurgen-Ponto-Platz 1, 60301 Frankfurt am Main Germany.
(3) Each such person was designated as a member of the Board of Managers of RCM by Dresdner Bank.
(4) The principal business address of Mr. Fugelsong is 75 Wall Street, New York, New York, 10005.

No officer or Trustee of the Trust or Director of AUSA currently is an officer or employee of RCM or a member of RCM's Board of Managers, an officer, employee, director or stockholder of RCM General, or a partner of RCM Limited. [**No officer or Trustee of the Trust or Director of AUSA has any other material direct or indirect interest in RCM, RCM General or RCM Limited or any other person controlling, controlled by or under common control with RCM. Since January 1, 1997, none of the Trustees of the Trust or Director of AUSA has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which RCM, Dresdner Bank or any subsidiary of RCM or Dresdner Bank was or is to be a party.**]

RCM has advised the Subaccount that neither RCM Limited nor RCM General is registered as an investment adviser under the Advisers Act. RCM believes that such registration is not required because RCM Limited and RCM General do not engage and will not engage in any investment management activities of RCM. As a result, neither the management agreement nor the governance agreement described above has been submitted for approval by the Board of Trustees of the Trust or the holders of beneficial interests in the Portfolio.

MANAGEMENT ACTIVITIES. As of January 1, 1998, RCM had approximately $30.0 billion of assets under management. RCM's predecessor company, RCM Capital Management, was organized in July 1986 as the successor to the business and operations of Rosenberg Capital Management, which was established in 1970.

RCM acts as investment manager for the portfolios of registered investment companies with investment objectives similar to the Portfolio's investment objective of providing a high level of capital appreciation and s0econdary objective of providing current income. The name of each such fund, together with information concerning the fund's net assets and the fees paid to RCM for its services, are set forth in Exhibit C.

THE EVALUATION BY THE BOARD OF TRUSTEES

The Board of Trustees of the Trust authorized the Adviser to terminate the Chancellor LGT Subadvisory Agreement and approved the Montag Subadvisory Agreement and the RCM Subadvisory Agreement at a meeting held on January 21, 1998.

Before authorizing the Adviser to terminate the Chancellor LGT Subadvisory Agreement, the Board of Trustees of the Trust reviewed with the Adviser its recommendation that the services of Chancellor LGT as subadviser of the Portfolio be terminated. The Trustees reviewed Chancellor LGT's performance under the Chancellor LGT Subadvisory Agreement, which had been below benchmark during the fourth quarter of 1996 and the first quarter of 1997 but had improved somewhat during the final three quarters of 1997. The Trustees also considered recent changes in senior management at Chancellor LGT, including the resignation of the chief executive officer and the president in August, 1997, and the announcement in December, 1997 that Chancellor LGT would be sold, which announcement was followed by the resignation in January, 1998 of Chancellor LGT's Head of U.S. Equities. The Head of U.S. Equities was directly responsible for the team of investment professionals managing the Portfolio's assets. The Trustees agreed with the Adviser that the management uncertainties involving Chancellor LGT suggested that it would be in the best interests investors in the Portfolio to terminate Chancellor LGT as subadviser.

The Board of Trustees of the Trust also reviewed the Adviser's procedures for selecting a new subadviser. The Trustees considered information with respect to each of Montag and RCM and whether the Montag Subadvisory Agreement and the RCM Subadvisory Agreement were in the best interests of the Portfolio and its holders of beneficial interests. The Trustees noted that in recent years the Portfolio had underperformed the benchmarks selected for it, and that it was important to attempt to reverse that trend. The Trustees considered that, in many circumstances, a combination of subadvisers could be less likely to result in significant fund under performance by diminishing volatility in performance and curtailing the extremes of performance. The Trustees considered the nature and quality of services expected to be provided by each of Montag and RCM and reviewed and discussed information regarding each subadviser's fees, expense ratio and performance. In evaluating each subadviser's ability to provide services to the Portfolio, the Trustees considered information as to the subadviser's business organization, financial resources, personnel and other matters. The Trustees compared the investment performance of certain accounts advised by each of Montag and RCM having investment objectives similar to the Portfolio against various benchmarks and to the investment performance of the Portfolio's assets as managed by Chancellor LGT.

Based upon its review, the Board of Trustees of the Trust concluded that (a) management uncertainties at Chancellor LGT which could directly affect management of the Portfolio's assets suggested that it would be in the best interests of investors in the Portfolio to terminate the services of Chancellor LGT as subadviser of the Portfolio, (b) for relevant periods Chancellor LGT's investment performance underperformed both Montag's and RCM's performance in managing assets of equity growth clients, (c) the terms of each of the Montag Subadvisory Agreement and the RCM Subadvisory Agreement are reasonable, fair and in the best interests of the Portfolio and its holders of beneficial interests, and (d) the fees provided in each of the Montag Subadvisory Agreement and the RCM Subadvisory Agreement are fair and reasonable in light of the usual and customary charges made for services of the same nature and quality. Accordingly, after consideration of the above factors, and such other factors and information as it deemed relevant, the Board of Trustees of the Trust, including all of the Independent Trustees, authorized the Adviser to terminate the Chancellor LGT Subadvisory Agreement, approved each of the Montag Subadvisory Agreement and the RCM Subadvisory Agreement and voted to recommend the approval of each Subadvisory Agreement by the holders of beneficial interests in the Portfolio.

REQUIRED VOTE

Approval of each Agreement will require the approval of "a majority of the outstanding voting securities" (as defined below) of the Portfolio present in person or represented by proxy at a meeting of the holders of the beneficial interests in the Portfolio. Under the 1940 Act, a "majority of the outstanding voting securities" of an issuer means the affirmative vote by the lesser of (a) 67% or more of the issuer's voting securities present at a meeting if the holders of more than 50% of the issuer's outstanding voting securities are present in person or represented by proxy or (b) more than 50% of the issuer's outstanding voting securities (a "1940 Act Majority").

AUSA, as legal owner of all the assets of the Subaccount, has been asked to vote on the approval of the Montag Subadvisory Agreement and the RCM Subadvisory Agreement in accordance with instructions received from Contract Holders at the Meeting. The percentage of the Subaccount's votes representing Contract Holders not voting at the Meeting will be voted by AUSA in the same proportion as those cast by Contract Holders who do, in fact, vote. Each Contract Holder will in turn provide voting instructions to AUSA with respect to the Contract Holder's Units in accordance with instructions received from its Participants. For Units for which no timely instructions from Participants are received, each Contract Holder will instruct AUSA to vote those Units in the same proportion as Units for which the Contract Holder does, in fact, receive voting instructions.

Because there are holders of beneficial interests in the Portfolio besides the Subaccount, it is possible that either or both of the Montag Subadvisory Agreement and the RCM Subadvisory Agreement will not be approved by the requisite vote, even if AUSA is instructed to vote in favor of the Subadvisory Agreements by a 1940 Act Majority of the outstanding Units of the Subaccount. It is also possible that either or both of the Subadvisory Agreements will be approved by the requisite vote, even if AUSA is instructed to vote against approval of the Subadvisory Agreements by a 1940 Act Majority of the outstanding Units of the Subaccount.

In the event that both Subadvisory Agreements do not receive the requisite shareholder approval, the Adviser would negotiate a new investment subadvisory agreement with a different advisory organization or make other appropriate arrangements, in either event subject to approval in accordance with the 1940 Act.

THE BOARD OF DIRECTORS OF AUSA RECOMMENDS THAT CONTRACT HOLDERS AND THEIR PARTICIPANTS VOTE FOR APPROVAL OF EACH OF THE MONTAG SUBADVISORY AGREEMENT AND THE RCM SUBADVISORY AGREEMENT.

      ITEM 2.   TO INSTRUCT AUSA TO VOTE WITH RESPECT TO AUTHORIZING THE
                BOARD OF TRUSTEES OF THE TRUST TO SELECT AND CHANGE INVESTMENT SUBADVISERS AND ENTER INTO INVESTMENT SUBADVISORY AGREEMENTS WITHOUT OBTAINING THE APPROVAL OF CONTRACT HOLDERS AND THEIR PARTICIPANTS.

As discussed above, the Adviser selects and employs one or more subadvisers to make the day-to-day investment selections for the Portfolio, and reviews the subadvisers' continued performance. See "Background." The Adviser may terminate the services of any subadviser at any time; however, retaining the services of a new subadviser currently requires Portfolio investor approval.

The 1940 Act requires that all contracts pursuant to which persons serve as investment advisers to investment companies be approved by a 1940 Act Majority. This requirement would apply to the appointment of any new or replacement subadviser to the Portfolio. Absent exemptive relief from the Securities and Exchange Commission, holders of beneficial interests in the Portfolio (including AUSA, as legal owner of all the assets of the Subaccount) would be asked to approve the advisory contract for the new subadviser. AUSA would then seek approval of the contract from the Contract Holders of the Subaccount and their Participants. The Securities and Exchange Commission has previously granted conditional exemptions from these 1940 Act Majority vote requirements. The Trust has applied for such an exemption, and if it is granted and this proposed Item 2 is approved, the Board of Trustees of the Trust would be able, without further approval by the holders of beneficial interests, to appoint additional or replacement subadvisers. The Trustees would not, however, be able to replace the Adviser as investment adviser without complying with the 1940 Act and applicable regulations governing investor approval of advisory contracts.

This Item 2 is intended to facilitate the efficient supervision and management of the subadvisers by the Adviser and the Board of Trustees of the Trust. The Adviser continuously monitors the performance of the subadvisers and may from time to time recommend that the Board of Trustees of the Trust replace a subadviser or appoint additional subadvisers, depending on the Adviser's assessment of which subadviser or combination of subadvisers it believes will optimize the Portfolio's chances of achieving its investment objective. If the Securities and Exchange Commission were to grant the exemptive relief and Contract Holders were to approve this proposed Item 2, AUSA would no longer be required to call meeting of the Contract Holders of the Subaccount each time a new subadviser is appointed.

Contract Holder meetings entail substantial costs which could diminish the benefits of the current subadvisory arrangements. These costs must be weighed against the benefits of contract holder scrutiny of proposed contracts with additional or replacement subadvisers. However, even in the absence of contract holder approval, any proposal to add or replace subadvisers would receive careful review. First, the Adviser would assess the Portfolio's needs and, if it believed additional or replacement subadvisers could benefit the Portfolio, would search for available investment subadvisers. Second, any recommendations made by the Adviser would have to be approved by a majority of the Board of Trustees of the Trust, including a majority of the Independent Trustees. In selecting any new or replacement subadvisers, the Trustees are required to determine that an investment management agreement with the subadviser is reasonable, fair and in the best interests of a portfolio and its investors, and that the fees provided in the agreement are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality. Finally, any further appointments of additional or replacement subadvisers would have to comply with any conditions contained in the Securities and Exchange Commission exemptive order, if such order is granted.

The Board of Directors of AUSA believes that the proposed authority to select and change investment subadvisers and enter into investment subadvisory agreements without obtaining the approval of the holders of beneficial interests in the Portfolio is in the best interests of the Contract Holders of the Subaccount and their Participants.

REQUIRED VOTE

Authorizing the Board of Trustees of the Trust to select and change investment subadvisers and enter into investment subadvisory agreements without obtaining the approval of the holders of beneficial owners will require the approval of a 1940 Act Majority of the outstanding voting securities of the Portfolio, present in person or represented by proxy at the Meeting.

THE BOARD OF DIRECTORS OF AUSA RECOMMENDS THAT THE CONTRACT HOLDERS AND THEIR PARTICIPANTS VOTE FOR AUTHORIZING THE BOARD OF TRUSTEES OF THE TRUST TO SELECT AND CHANGE INVESTMENT SUBADVISERS AND ENTER INTO INVESTMENT SUBADVISORY AGREEMENTS WITHOUT OBTAINING THE APPROVAL OF CONTRACT HOLDERS AND THEIR PARTICIPANTS.

      ITEM 3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF CONTRACT HOLDERS AND ANY ADJOURNMENTS THEREOF.

The management of AUSA knows of no other business to be presented at the Meeting. If any additional matters should be properly presented, it is intended that the enclosed proxy (if not limited to the contrary) will be voted in accordance with the judgment of the persons named in such proxy.

                             ADDITIONAL INFORMATION

The principal underwriter and distributor of the Contracts is Diversified Investors Securities Corp., 4 Manhattanville Road, Purchase, New York 10577.

As of the Record Date, no Directors or officers of AUSA owned beneficially or had the right to vote any outstanding Units of the Subaccount. As of the Record date, AUSA owned of record 100% of the outstanding Units of the Subaccount.

Since neither the Diversified Account nor the Subaccount holds annual meetings of contract holders, Contract Holder proposals to be presented at any subsequent meeting of contract holders must be received by AUSA at its office within a reasonable time before the proxy solicitation is made.

YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

                          By Order of the Board of Directors,


                          Robert F. Colby
                          Vice President and Assistant Secretary

April ___, 1998

PROXY CARD                                                         PROXY CARD

                      DIVERSIFIED INVESTORS VARIABLE FUNDS
                            EQUITY GROWTH SUBACCOUNT
                                       OF
                    THE DIVERSIFIED INVESTORS VARIABLE FUNDS
            a separate account of AUSA Life Insurance Company, Inc.

                         A PROXY FOR A SPECIAL MEETING
                  OF CONTRACT HOLDERS TO BE HELD MAY 15, 1998

      The undersigned owner of a group variable annuity contract (a "Contract") issued by AUSA Life Insurance Company, Inc. ("AUSA") with unit interests in the Diversified Investors Variable Equity Growth Subaccount (the "Subaccount"), a subaccount of The Diversified Investors Variable Funds (the "Diversified Account"), revoking all Proxies heretofore given, hereby appoints each of Tom
A. Schlossberg, Robert F. Colby and Gerald L. Katz, or any of them, as Proxies of the undersigned with full power of substitution, to vote on behalf of the undersigned its unit interests in the Subaccount which the undersigned is entitled to vote at the Special Meeting of Contract Holders of the Subaccount to be held at the offices of Diversified Investment Advisors, Inc., 4 Manhattanville Road, Purchase, New York 10577 on May 15, 1998, at 9:00 a.m., Eastern time, and at any adjournment thereof, as fully as the undersigned would be entitled to vote if personally present, as follows:

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AUSA.

THE BOARD OF DIRECTORS OF AUSA RECOMMENDS A VOTE FOR THE
FOLLOWING PROPOSALS.

1.    (a)  To instruct AUSA to vote with respect to the approval of a new Investment Subadvisory Agreement between Diversified Investment Advisors, Inc. and Montag &
           Caldwell, Inc.:

                ___FOR           ___AGAINST         ___ABSTAIN

      (b) To instruct AUSA to vote with respect to the approval of a new Investment Subadvisory Agreement between Diversified Investment Advisors, Inc. and Dresdner RCM Global Investors, LLC:

                ___FOR           ___AGAINST         ___ABSTAIN

2. To instruct AUSA to vote with respect to authorizing the Board of Trustees of Diversified Investors Portfolios to select and change investment subadvisers and enter into investment subadvisory agreements without obtaining the approval of Contract Holders and their Participants.

                ___FOR           ___AGAINST         ___ABSTAIN

THE UNIT INTERESTS REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR VOTED TO INSTRUCT AUSA TO VOTE FOR ANY PROPOSAL FOR WHICH NO CHOICE IS INDICATED.


THE PROXIES ARE AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Date:_______________
                          ________________________________
                          Signature of Contract Holder


NOTE:  PLEASE SIGN EXACTLY AS YOUR NAME APPEAR ON THIS CARD

When signing as attorney, executor, administrator, trustee, guardian or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name and your name. Joint owners should each sign this proxy. Please sign, date and return in the enclosed envelope.

BALLOT                                                                BALLOT


                      DIVERSIFIED INVESTORS VARIABLE FUNDS
                            EQUITY GROWTH SUBACCOUNT
                                       OF
                    THE DIVERSIFIED INVESTORS VARIABLE FUNDS
             a separate account of AUSA Life Insurance Company, Inc.

                       INSTRUCTIONS FOR A SPECIAL MEETING
                  OF CONTRACT HOLDERS TO BE HELD MAY 15, 1998

      The undersigned, a participant in a Group Variable Annuity Contract (the "Contract") issued by AUSA Life Insurance Company, Inc. ("AUSA"), revoking all Proxies heretofore given, hereby instructs the holder of the Contract (the "Contract Holder") to vote its unit interests in The Diversified Investors Variable Equity Growth Subaccount (the "Subaccount"), a subaccount of the Diversified Investors Variable Funds (the "Diversified Account"), which are attributable to the undersigned's participation in the Contract and which the Contract Holder is entitled to vote at the Special Meeting of Contract Holders of the Subaccount to be held at 4 Manhattanville Road, Purchase, New York 10577 on May 15, 1998, at 9:00 a.m., Eastern time, and at any adjournment thereof, as fully as the undersigned would be entitled to vote if personally present, as follows:

INSTRUCTIONS SOLICITED ON BEHALF OF THE CONTRACT HOLDER.

THE BOARD OF DIRECTORS OF AUSA RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

1.    (a)  To instruct AUSA to vote with respect to the approval of a new
           Investment Subadvisory Agreement between Diversified Investment Advisors, Inc. and Montag & Caldwell, Inc.:

                ___FOR           ___AGAINST         ___ABSTAIN

      (b) To instruct AUSA to vote with respect to the approval of a new Investment Subadvisory Agreement between Diversified Investment Advisors, Inc. and Dresdner RCM Global Investors, LLC:

                ___FOR           ___AGAINST         ___ABSTAIN

2. To instruct AUSA to vote with respect to authorizing the Board of Trustees of Diversified Investors Portfolios to select and change investment subadvisers and enter into investment subadvisory agreements without obtaining the approval of Contract Holders and their Participants.

                ___FOR           ___AGAINST         ___ABSTAIN


THE UNIT INTERESTS ATTRIBUTABLE TO THE UNDERSIGNED'S PARTICIPATION IN THE CONTRACT WILL BE VOTED AS INDICATED OR VOTED TO INSTRUCT AUSA TO VOTE FOR ANY PROPOSALS FOR WHICH NO CHOICE IS INDICATED.

THE CONTRACT HOLDER IS INSTRUCTED IN ITS DISCRETION TO VOTE UPON
SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY
ADJOURNMENT THEREOF.

Date:_______________
                          ___________________________________
                          Signature

                          ___________________________________
                          Signature of joint owner, if any

NOTE:  PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS CARD

When signing as attorney, executor, administrator, trustee, guardian or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name and your name. Joint owners should each sign this proxy. Please sign, date and return in the enclosed envelope.